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                                                                 EXHIBIT 5.1


                              February 12, 1998


Source Media, Inc.
5400 LBJ Freeway, Suite 680
Austin, Texas  78701

Dear Sirs:

        We have acted as counsel for Source Media, Inc., a Delaware corporation (the "Company"), in connection with the Company's offer (the "Exchange Offer") to exchange its 13-1/2% Senior PIK Preferred Stock to be registered under the Securities Act of 1933 (the "Exchange Shares") for any and all of its outstanding 13-1/2% Senior PIK Preferred Stock (the "Outstanding Shares").

        In connection with such matters we have examined the Certificates of Designation under which the Outstanding Shares were, and the Exchange Shares will be, issued (collectively, the Certificates of Designations), the Registration Statement on Form S-4, filed by the Company with the Securities and Exchange Commission, for the registration of the Securities under the Securities Act of 1933 (the Registration Statement, as amended at the time it becomes effective, being referred to as the "Registration Statement") and such corporate records of the Company and the Subsidiary Guarantors, certificates of public officials and such other documents as we have deemed necessary or appropriate for the purpose of this opinion.

        Based upon the foregoing, subject to the qualifications hereinafter set forth, and having regard for such legal considerations as we deem relevant, we are of the opinion that the Securities proposed to be issued pursuant to the Exchange Offer have been duly authorized for issuance and, subject to the Registration Statement becoming effective under the Securities Act of 1933, and to compliance with any applicable state securities laws, when issued and delivered in accordance with the Exchange Offer, the Exchange Shares will be duly and validly issued, fully paid and nonassessable.

        The opinions expressed above are limited by, subject to and based on the assumptions, limitations and qualifications set forth below:

        (a) The validity and binding effect of the Exchange Shares may be limited or affected by bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such validity and binding effect is considered in a proceeding in equity or at law).

        (b) We are members of the bar of the State of Texas and do not hold ourselves out as being conversant with the laws of any jurisdiction other than those of the State of Texas, the United States of America and, to the extent relevant to the opinions expressed above,


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           the General Corporation Law of the State of
           Delaware, and we express no opinion herein with respect to the laws of any such other jurisdiction.

        We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission thereunder.

                                         Respectfully submitted,

                                         THOMPSON & KNIGHT
                                         A Professional Corporation



                                         By: /s/ MICHAEL L. BENGTSON
                                             --------------------------------
                                             Michael L. Bengtson, Attorney